UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities

Exchange Act of 1934

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 [     ]        Preliminary information statement.

 [     ]        Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2)).

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DEUTSCHE GLOBAL/INTERNATIONAL FUND, INC.

(Name of Registrant as Specified in Its Charter)

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 [   ]       Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

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Deutsche

Asset Management

Deutsche High Conviction Global Bond Fund

(formerly Deutsche Enhanced Global Bond Fund)

February 27, 2018

Dear Shareholder,

The enclosed document is purely for informational purposes. You are not being asked to vote or take action on any matter. Effective December 4, 2017, Deutsche Asset Management International GmbH (“DeAMI”), an indirect wholly-owned subsidiary of Deutsche Bank AG, was appointed to serve as sub-advisor to Deutsche High Conviction Global Bond Fund (formerly Deutsche Enhanced Global Bond Fund) (the “Fund”) pursuant to a sub-advisory agreement between Deutsche Investment Management Americas Inc. (“DIMA”) and DeAMI for the Fund (the “New Sub-Advisory Agreement”). While shareholder approval of the New Sub-Advisory Agreement is not required, the enclosed document is intended to provide you with detailed information about DeAMI and the New Sub-Advisory Agreement and about the reasons for the Board of Director’s approval of the New Sub-Advisory Agreement.

Under the New Sub-Advisory Agreement, DeAMI, together with DIMA, provides investment management services to the Fund. The management fees paid by the Fund will not change as a result of the new sub-advisory relationship.

If you have questions about the New Sub-Advisory Agreement, please feel free to call us at 800-728-3337. Thank you for your continued support of Deutsche Asset Management.

Deutsche High Conviction Global Bond Fund

(formerly Deutsche Enhanced Global Bond Fund)

a series of Deutsche Global/International Fund, Inc.

345 Park Avenue, New York, New York 10154

INFORMATION STATEMENT

This Information Statement is being provided to the shareholders of Deutsche High Conviction Global Bond Fund (formerly Deutsche Enhanced Global Bond Fund) (the “Fund”), a series of Deutsche Global/International Fund, Inc.

NO SHAREHOLDER VOTE WILL BE TAKEN WITH RESPECT TO THE MATTERS DESCRIBED IN THIS INFORMATION STATEMENT. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE NOT REQUESTED TO SEND US A PROXY.

This Information Statement is provided in lieu of a proxy statement, pursuant to the terms of an exemptive order granted to the Fund and Deutsche Investment Management Americas Inc. (the “Advisor” or “DIMA”) by the U.S. Securities and Exchange Commission (“SEC”) on August 20, 2012 (the “Exemptive Order”). The Exemptive Order permits the Advisor, subject to Board approval, to select unaffiliated or affiliated sub-advisors to manage all or a portion of the assets of the Fund and to materially amend sub-advisory agreements with unaffiliated or affiliated sub-advisors, each without obtaining shareholder approval. Under the conditions of the Exemptive Order, shareholders of the Fund must be provided with relevant information about a new sub-advisor within ninety (90) days after the hiring of the new sub-advisor.

Effective December 4, 2017, Deutsche Asset Management International GmbH (“DeAMI” or the “Sub-Advisor”), an affiliate of DIMA and an indirect wholly-owned subsidiary of Deutsche Bank AG, was appointed to serve as a sub-advisor to the Fund pursuant to a sub-advisory agreement between DIMA and DeAMI for the Fund (the “New Sub-Advisory Agreement”).

This Information Statement is being supplied pursuant to the conditions of the Exemptive Order to provide shareholders with relevant information about DeAMI. A Notice of Internet Availability of the Information Statement is being mailed on or about February 28, 2018 to the Fund’s shareholders of record as of February 13, 2018. The number of shares issued and outstanding for each class of the Fund as of February 13, 2018 is set forth in Exhibit I to this Information Statement. On matters submitted for shareholder vote, each shareholder is entitled to one vote per full share held and fractional votes for fractional shares held. However, as noted above, you are not requested to send us a proxy in connection with this Information Statement.

In this Information Statement, the word “fund” sometimes is used to mean an investment company or series thereof in general, and not the Fund listed above. In addition, for simplicity, actions may be described in this Information Statement as being taken by the Fund, which is a series of Deutsche Global/International Fund, Inc., a Maryland corporation (the “Corporation”), although all actions actually are taken by the Corporation on behalf of the Fund. The term “Board,” as used herein, refers to the board of directors of the Corporation. The term “Board Member,” as used herein, refers to a person who serves as a director of the Corporation. The term “Independent Board Member” means a Board Member who is not an interested person of the Fund as defined by the Investment Company Act of 1940, as amended (the “1940 Act”).

The Information Statement will be available at https://fundsus.deutscheam.com/EN/resources/for-investors.jsp and will remain available until at least May 29, 2018.

BACKGROUND

General. At a meeting held on July 12, 2017, the Fund’s Board, all the members of which are Independent Board Members, approved the appointment of DeAMI as a sub-advisor to the Fund and the terms of the New Sub-Advisory Agreement, to become effective on or about October 2, 2017. At a subsequent meeting of the Fund’s Board held on September 20, 2017, DIMA discussed with the Board a delay of effectiveness of the New Sub-Advisory Agreement, to December 4, 2017 due to personnel changes at DeAMI. The Sub-Advisor was appointed in connection with changes to the portfolio management team for the Fund, and, effective December 4, 2017, Bernhard Falk, who is an employee of DeAMI, joined Rahmila Nadi, an employee of DIMA, as a portfolio manager for the Fund. DeAMI’s appointment as a sub-advisor to the Fund allows Mr. Falk to provide portfolio management services to the Fund.

A description of the New Sub-Advisory Agreement is set forth below. Effective December 31, 2017, the New Sub-Advisory Agreement was amended to incorporate certain provisions related to the Markets in Financial Instruments Directive II (MiFID II). The amendments have no material impact on the services provided by DeAMI and do not change the description of the New Sub-Advisory Agreement set forth below. The form of the New Sub-Advisory Agreement, including the changes incorporating certain provisions of MiFID II, is attached hereto as Exhibit A and the description set forth below of the New Sub-Advisory Agreement is qualified in its entirety by reference to Exhibit A.

Under the New Sub-Advisory Agreement, DIMA has retained DeAMI to provide investment advisory services, together with DIMA, in connection with the management of the Fund. The members of the portfolio management team work cooperatively in performing their duties with respect to the management of the Fund. Information about Ms. Nadi and Mr. Falk, the portfolio managers responsible for the management of the Fund, is provided in Exhibit B.

Implementation of the New Sub-Advisory Agreement did not affect the management fee rate paid by the Fund to DIMA. Under the New Sub-Advisory Agreement, DIMA is responsible for paying DeAMI the sub-advisory fee out of the management fee received by DIMA. Further information about the Fund’s advisory fee rates payable, and the aggregate amount paid by the Fund under its Investment Management Agreement, is set forth in Exhibit E.

The New Sub-Advisory Agreement for the Fund, as approved by the Board, will continue in effect until September 30, 2019, and will continue from year to year thereafter, subject to annual approval by the affirmative vote of (i) a majority of the Board's Independent Board Members at a meeting called for the purpose of voting on such approval, and (ii) a majority of the Fund’s Board or the holders of a majority of the outstanding voting securities of the Fund.

A discussion of the Board’s considerations of the Fund’s new investment sub-advisory arrangement is provided below. (See “Board Considerations of the New Sub-Advisory Agreement” below.)

Description of the New Sub-Advisory Agreement. Effective December 4, 2017, DeAMI serves as a sub-advisor to the Fund under the New Sub-Advisory Agreement. Under the New Sub-Advisory Agreement, DeAMI, together with DIMA, manages the securities and other assets of the Fund, including the purchase, retention and disposition of assets in accordance with the Fund’s investment objective, policies and restrictions as stated in the Fund’s prospectus and statement of additional information. DIMA is responsible for supervising and overseeing the performance of the Sub-Advisor’s duties under the New Sub-Advisory Agreement.

The sub-advisory fees payable under the New Sub-Advisory Agreement are paid by DIMA, not the Fund. Under the New Sub-Advisory Agreement, DeAMI is paid by DIMA at a negotiated rate with respect to the Fund.

The New Sub-Advisory Agreement provides that DeAMI shall not be liable for any loss sustained by the Fund due to any error of judgment or a mistake of law by DeAMI. However, DeAMI would still be subject to liability for (a) causing the Fund to be in violation of any federal or state law, rule or regulation, or an investment policy or restriction set forth in the Fund’s prospectus, or any written guidelines, policies or instructions provided in writing by the Corporation’s Board or DIMA or (b) DeAMI’s willful misfeasance, bad faith or gross negligence in the performance of its duties or reckless disregard of its obligations and duties under the New Sub-Advisory Agreement.

The New Sub-Advisory Agreement may be terminated without penalty with respect to the Fund (a) by the Board, or by vote of a majority of the outstanding voting shares of the Fund, on sixty (60) days’ written notice to DIMA and DeAMI, (b) by DIMA on sixty (60) days’ written notice to DeAMI, or (c) by DeAMI upon ninety (90) days’ written notice to DIMA. DeAMI may, without penalty, terminate the New Sub-Advisory Agreement upon immediate written notice if DeAMI determines in its sole discretion that the services provided by DeAMI under the New Sub-Advisory Agreement would cause DeAMI to register with or obtain any regulatory or official approvals or licenses, other than registration under the Investment Advisers Act of 1940, as amended, which, in the opinion of DeAMI may be unreasonably detrimental to DeAMI. The New Sub-Advisory Agreement will automatically terminate in the event of its assignment or in the event of the termination of the investment management agreement between the Fund and DIMA (the “Investment Management Agreement”). In addition, DIMA may terminate the New Sub-Advisory Agreement upon immediate notice if DeAMI becomes statutorily disqualified from performing its duties under the New Sub-Advisory Agreement or otherwise is legally prohibited from operating as an investment advisor.

Board Considerations of the New Sub-Advisory Agreement.

The Fund’s Board approved the New Sub-Advisory Agreement between DIMA and DeAMI, an affiliate of DIMA and an indirect wholly-owned subsidiary of Deutsche Bank AG, on behalf of the Fund at an in-person meeting in July 2017. DIMA relied on the Exemptive Order granted to DIMA and the Fund by the SEC that permits DIMA, subject to the approval of the Board, to select sub-advisors that are affiliated with DIMA to manage all or a portion of the Fund’s assets without obtaining shareholder approval.

In determining to approve the New Sub-Advisory Agreement, the Board reviewed the investment capabilities of DeAMI and the terms of the New Sub-Advisory Agreement, including the sub-advisory fee schedule. The Board considered that the New Sub-Advisory Agreement was part of DIMA’s proposal to transition to a new portfolio management team, including the addition of a portfolio manager located in Frankfurt, Germany. The Board also considered that the appointment of DeAMI was not expected to impact the Fund’s expenses, and that pursuant to the New Sub-Advisory Agreement, DeAMI would be paid for its services by DIMA from its fees as investment advisor to the Fund. The Board noted DIMA’s representation that its profitability in connection with the management of the Fund would likely increase under the new sub-advisory arrangement, but that such increased profit margin was not expected to be unreasonable.

Given that DeAMI is an affiliate of DIMA, the Board, in approving the New Sub-Advisory Agreement in July 2017, additionally took into account the factors that it considered as part of the process that it followed in approving the annual renewal of the Fund’s investment management agreement with DIMA in September 2016. These considerations are attached as Exhibit H.

Based on all of the information considered and the conclusions reached, the Board unanimously determined that the approval of the New Sub-Advisory Agreement was in the best interests of the Fund. In making this determination the Board did not give particular weight to any single factor. It is possible that individual Independent Directors may have weighed these factors differently in reaching their individual decisions to approve the New Sub-Advisory Agreement.

Information about Deutsche Asset Management International GmbH (“DeAMI”). DeAMI, located at Mainzer Landstrasse 11-17, 60329 Frankfurt am Main, Germany, provides advisory services to a variety of types of clients, including affiliated investment companies. DeAMI is registered as an investment advisor with the SEC and with the Federal Financial Supervisory Authority in Germany. As of December 31, 2017, DeAMI had over $100 billion of assets under management. DeAMI is a wholly owned subsidiary of Deutsche Asset Management Holding SE (“DAMH”), Taunusanlage 12, Frankfurt am Main, Germany 60325. DAMH is an indirect wholly-owned subsidiary of Deutsche Bank AG, Taunusanlage 12, Frankfurt am Main, Germany 60325.

The principal occupation of each director and principal executive officer of DeAMI are set forth in the table below. The principal business address of each director and principal executive officer, as it relates to his or her duties at DeAMI, is Mainzer Landstrasse 11-17, 60329 Frankfurt am Main, Germany.

Name Position with DeAMI Principal Occupation

Georg Schuh	Board Member	Managing Director*, Deutsche Asset Management
Stephan Scholl	Board Member	Managing Director*, Deutsche Asset Management; Head of Platform Management, Deutsche Asset Management International GmbH
Giovanni Petruzzelli	Chief Compliance Officer	Managing Director*, Deutsche Asset Management; Head of Asset Management Compliance – EMEA (ex UK)
Alexander Preininger	Board Member	Managing Director*, Deutsche Asset Management; Head of Institutional Coverage – EMEA and Solutions – EMEA and Asia
Hagen Schremmer	Board Member	Managing Director*, Deutsche Asset Management; Head of Retail Coverage – Germany and Austria

*Executive title, not a board directorship.

Exhibit C sets forth information regarding other U.S. registered open-end investment companies sub-advised by DeAMI.

Investment Advisor. Pursuant to the Investment Management Agreement, DIMA, with headquarters at 345 Park Avenue, New York, New York 10154, is the investment advisor for the Fund. The Investment Management Agreement between DIMA and the Corporation, on behalf of the Fund, was last approved by the Board, including a majority of the Independent Board Members, on September 20, 2017. The Investment Management Agreement between DIMA and the Corporation on behalf of the Fund was last approved by the shareholders of the Fund on May 5, 2006.

Under the supervision of the Board, DIMA is responsible for making investment decisions, buying and selling securities for the Fund, and conducting research that leads to these purchase and sale decisions. DIMA also is responsible for selecting brokers and dealers and for negotiating brokerage commissions and dealer charges. The Investment Management Agreement permits DIMA to delegate any of its duties to a sub-advisor, subject to a majority vote of the Board, including a majority of the Independent Board Members, and, if required by applicable law, subject to a majority vote of the Fund’s shareholders.

The name, address and principal occupation of each principal executive officer and each director of DIMA is set forth below. Unless otherwise noted, the address of each such person is c/o Deutsche Investment Management Americas Inc., 345 Park Avenue, New York, New York 10154.

Name	Position with DIMA	Principal Occupation
Robert Kendall[1]	President, Board Member, Chairman and Chief Executive Officer	Managing Director*, Head of Deutsche Asset Management, Americas
Gregory Staples	Board Member	Managing Director*, Deutsche Asset Management
Wahgo Chang	Board Member and Chief Operating Officer	Director*, Deutsche Asset Management
Cynthia P. Nestle	Board Member	Managing Director* and Chief Administrative Officer, Deutsche Asset Management; Chief Operating Officer - Americas, Deutsche Asset Management
Paul Blodgett	Board Member and Executive Vice President	Managing Director*, Deutsche Asset Management; Head of Technology and Operations - Americas, Deutsche Asset Management
Fiona Bassett	Board Member and Executive Vice President	Managing Director*, Deutsche Asset Management; Head of Passive - Americas, Deutsche Asset Management
Nancy Tanzil	Board Member, Chief Financial Officer and Treasurer	Director*, Deutsche Asset Management
John Cassedy[3]	Executive Vice President	Managing Director*, Deutsche Asset Management; Head of Relationship Management – Americas, Deutsche Asset Management
John Millette[3]	Chief Legal Officer	Director*, Deutsche Asset Management
Michelle Goveia-Pine[2]	Chief Compliance Officer	Director*, Deutsche Asset Management
Anjie LaRocca[2]	Secretary	Vice President, Office of the Secretary, Deutsche Bank Americas

*Executive title, not a board directorship.

1 Address: 222 S. Riverside Plaza, Chicago, IL 60606

2 60 Wall Street, New York, New York 10005

3 Address: One International Place, Boston, MA 02110.

DIMA is a wholly owned subsidiary of Deutsche Asset Management US Holding Corporation (“DAM US”), 345 Park Avenue, New York, NY 10154. DAM US is a wholly owned subsidiary of Deutsche Asset Management USA Corporation (“DAM USA”), 345 Park Avenue, New York, New York 10154. DAM USA is an indirect subsidiary of DB USA Corporation, 345 Park Avenue, New York, New York 10154, which in turn is a wholly owned subsidiary of Deutsche Bank AG, Taunusanlage 12, Frankfurt am Main, Germany 60325. Deutsche Bank AG is a major global banking institution that is engaged in a wide range of financial services, including investment management, mutual funds, retail, private and commercial banking, investment banking and insurance.

Exhibit D sets forth the positions held by the officers of the Fund with DIMA or its affiliates.

Exhibit F sets forth information about the Fund’s relationship with DIMA and certain affiliates of DIMA, including information regarding fees paid to “Affiliated Brokers.”

No officer or Board Member of the Fund is a director, officer or employee of DeAMI. No officer or Board Member of the Fund has any material direct or indirect interest in DeAMI.

The Investment Management Agreement provides that DIMA shall not be liable for any error of judgment or of law, or for any loss suffered by the Fund in connection with the matters to which the agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence on the part of DIMA in the performance of its obligations and duties, or by reason of its reckless disregard of its obligations and duties under the agreement.

The Investment Management Agreement continues in effect from year to year so long as its continuation is approved at least annually by a majority of the Board and a majority of the Independent Board Members. The Investment Management Agreement may be terminated at any time upon sixty (60) days’ notice by either party, or by a majority vote of the outstanding voting securities of the Fund, and will terminate automatically upon assignment.

Information regarding the management fee rates payable, and aggregate amounts paid by the Fund under the Investment Management Agreement is set forth in Exhibit E. Exhibit E was calculated based on the Fund’s most recent fiscal year.

DIMA also serves as the administrator for the Fund pursuant to an Administrative Services Agreement. Pursuant to the Administrative Services Agreement, DIMA provides administrative services to the Fund including, among others, providing the Fund with personnel, preparing and making required filings on behalf of the Fund, maintaining books and records for the Fund, and monitoring the valuation of the Fund’s securities. These services will continue to be provided by DIMA. Information regarding the administrative services fees payable, and aggregate amounts paid by the Fund under the Administrative Services Agreement is set forth in Exhibit G. Exhibit G was calculated based on the Fund’s most recent fiscal year.

ADDITIONAL INFORMATION

Share Ownership. Exhibit J to this Information Statement sets forth information as of February 13, 2018 regarding the ownership of the Fund’s shares by the only persons known by the Fund to own more than 5% of the outstanding shares of a class of the Fund. Collectively, the Board Members and executive officers of the Fund own less than 1% of each class of the Fund’s outstanding shares. The number of shares beneficially owned is determined under rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose.

Principal Underwriter. The principal underwriter for the Fund is Deutsche AM Distributors, Inc., 222 South Riverside Plaza, Chicago, Illinois 60606.

Contact for further information. For further information concerning the New Sub-Advisory Agreement, please contact the Fund at 800-728-3337.

The most recent Annual Report of the Fund, containing audited financial statements for the most recent fiscal year, and the most recent Semiannual Report of the Fund (each, a “Report”), previously have been furnished to the Fund’s shareholders. An additional copy of each Report will be furnished without charge upon request by writing to the Fund at 345 Park Avenue, New York, New York 10154 or by calling 1-800-728-3337. Reports are also available on the Deutsche Funds website at deutschefunds.com or at the website of the SEC at sec.gov.

In order to reduce the amount of mail you receive and to help reduce expenses, we generally send a single copy of any shareholder report and prospectus to each household. If you do not want the mailing of these documents to be combined with those for other members of your household, please contact your financial advisor, call 1-800-728-3337 or write to the Fund at 345 Park Avenue, New York, New York 10154.

EXHIBIT A

FORM OF AMENDED AND RESTATED INVESTMENT SUB-ADVISORY AGREEMENT

AMENDED AND RESTATED AGREEMENT made this 31st day of December, 2017, between DEUTSCHE INVESTMENT MANAGEMENT AMERICAS INC. (the “Adviser”) and DEUTSCHE ASSET MANAGEMENT INTERNATIONAL GMBH (the “Sub-Adviser”).

WHEREAS, Deutsche High Conviction Global Bond Fund (the “Fund”), is a series of Deutsche Global/International Fund, Inc., a Maryland corporation (the “Corporation”), which is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the “1940 Act”);

WHEREAS, the Adviser has entered into an Investment Management Agreement dated as of June 1, 2006 and revised as of October 1, 2007, June 23, 2008, October 1, 2008, December 1, 2008, October 1, 2013, October 1, 2014, October 1, 2015, July 1, 2017 and October 1, 2017, respectively, with the Corporation and made effective with respect to the Fund on September 30, 2006 (such agreement and any successor agreement thereto, the “Advisory Agreement”), pursuant to which the Adviser acts as investment manager to the Fund and provides certain investment advisory and other services with respect to the Fund;

WHEREAS, the Adviser, with the approval of the Corporation’s Board of Directors, including a majority of the Directors who are not “interested persons,” as defined in the 1940 Act, desires to retain the Sub-Adviser to provide investment advisory services in connection with the management of the Fund, and the Sub-Adviser is willing to render such investment advisory services. The Sub-Adviser has classified the Adviser as professional client in the meaning of the provisions of the Securities Trading Act (Wertpapierhandelsgesetz – “WpHG”); and

WHEREAS, as a result of “MiFID II” (Directive 2014/65/EU of 15 May 2014), the existing legal provisions have been amended in such a way that it is also necessary to adjust the legal relationship between the Parties.

NOW, THEREFORE, the parties hereto agree as follows:

1.	Duties of the Sub-Adviser. Subject to supervision and oversight by the Adviser and the Fund’s Board of Directors, the Sub-Adviser shall manage all of the securities and other assets of the Fund entrusted to it by the Adviser hereunder (the “Assets”), including the purchase, retention and disposition of the Assets, in accordance with the Fund’s investment objective, policies and restrictions as stated in the Fund’s prospectus, statement of additional information, as currently in effect and as amended or supplemented from time to time (referred to collectively as the “Prospectus”), and subject to the following:
(a)	The Sub-Adviser will perform its obligations under this agreement in accordance with such policies and procedures as the Parties may agree from time to time.
(b)	In the performance of its duties and obligations under this Agreement, the Sub-Adviser shall act in conformity with the Corporation’s constituent documents and the Prospectus (the “Operating Documents” and attached hereto as Appendix B) which have been put into effect in conformity by and with the instructions and directions of the Adviser and of the Board of Directors of the Corporation and will conform to and comply with the requirements of the 1940 Act, the Internal Revenue Code of 1986, as amended (the “Code”), and all other applicable federal and state laws and regulations, as each is amended from time to time; provided however, that the Sub-Adviser shall be under no obligation to comply with any amendment and/or supplement to the Prospectus until such time as the Sub-Adviser has been notified of and has agreed to any and all such amendment and/or supplement and to the extent that such amendment and/or supplement relates to the services provided by the Sub-Adviser under this Agreement. The Adviser shall inform the Sub-Adviser of any changes to the 1940 Act or other applicable federal and state laws having effect on the services provided by the Sub-Adviser under this Agreement.

(c)	The Sub-Adviser shall determine the Assets to be purchased or sold by the Fund and will place orders with or through only those brokers or dealers that appear on a list of brokers and dealers approved by the Adviser and made available to the Sub-Adviser from time to time. The Sub-Adviser will carry out the policy with respect to brokerage set forth in the Fund’s registration statement and the Prospectus or as the Board of Directors or the Adviser may direct from time to time, in conformity with federal securities laws. In executing portfolio transactions and selecting brokers or dealers, the Sub-Adviser will use its best efforts to obtain on behalf of the Fund best execution. In no instance, however, will the Fund’s Assets be purchased from or sold to the Adviser, the Sub-Adviser, any other sub-adviser of the Fund or other registered investment companies (or series or portions thereof) that may be deemed to be under common control, the Fund’s principal underwriter, or any affiliated person of either the Fund, the Adviser, the Sub-Adviser or any other sub-adviser of the Fund or other registered investment companies (or series or portions thereof) that may be deemed to be under common control, or the Fund’s principal underwriter, acting as principal in the transaction, except to the extent permitted by the Securities and Exchange Commission (“SEC”) and the 1940 Act and approved by (or pursuant to procedures of) the Adviser and the Board of Directors. The Adviser or its affiliates may, from time to time, engage other sub-advisers to advise the Fund (or portions thereof), other series of the Corporation (or portions thereof) or other registered investment companies (or series or portions thereof) that may be deemed to be under common control (each a “Sub-Advised Fund”). The Sub-Adviser agrees that it will not consult with any other sub-adviser engaged by the Adviser or its affiliates with respect to transactions in securities or other assets concerning the Fund or another Sub-Advised Fund, except to the extent permitted by the certain exemptive rules under the 1940 Act that permit certain transactions with a sub-adviser or its affiliates.

The Sub-Adviser shall not be responsible for executing portfolio transactions for the Fund involving North- or South-American securities, which will continue to be executed by the Adviser.

On occasions when the Sub-Adviser deems the purchase or sale of a security to be in the best interests of the Fund as well as other clients of the Sub-Adviser, the Sub-Adviser, to the extent permitted by applicable laws and regulations, may, but shall be under no obligation to, aggregate the securities to be sold or purchased in order to obtain the most favorable price or lower brokerage commissions and efficient execution. In such event, allocation of securities so sold or purchased, as well as the expenses incurred in the transaction, will be made by the Sub-Adviser in the manner the Sub-Adviser considers to be the most equitable and consistent with its fiduciary obligations to the Fund and to such other clients and in accordance with all laws and regulations applicable to the Sub-Adviser. The Adviser acknowledges that each individual aggregated transaction may work to the advantage or disadvantage of the Fund.

The Sub-Adviser may, but shall be under no obligation to, buy securities for the Fund at the same time it is selling such securities for another client account and may sell securities for the Fund at the time it is buying such securities for another client account. In such cases, subject to applicable legal and regulatory requirements, and in compliance with such procedures of the Fund as may be in effect from time to time, the Sub-Adviser may effectuate cross transactions between the Fund and such other account if it deems this to be advantageous to both of the accounts involved.

Notwithstanding the foregoing, the Sub-Adviser agrees that the Adviser shall have the right by written notice to identify securities that may not be purchased on behalf of the

Fund.

(d)	The Sub-Adviser shall keep the Adviser informed of developments materially affecting the Fund. The Sub-Adviser shall provide to the Adviser or the Board of Directors such information as provided for in Appendix A to this Agreement.

The Sub-Adviser shall keep and maintain the books and records relating to the Assets required to be kept and maintained by the Sub-Adviser under this Agreement. The Adviser shall inform the Sub-Adviser in a timely manner about such information relating to the Sub-Adviser’s services under this Agreement needed by the Adviser or the Fund under law applicable to the Adviser or the Fund. The Sub-Adviser shall also furnish to the Adviser, upon written request by the Adviser, any other reasonable information relating to the Assets that is required to be filed by the Adviser or the Fund with the SEC or sent to shareholders under the 1933 Act or 1940 Act (including the rules adopted thereunder) or any exemptive or other relief that the Adviser or the Fund obtains from the SEC. The Sub-Adviser agrees that it will provide copies of such records it maintains pursuant to this Agreement upon the Fund’s request; provided, however, that the Sub-Adviser may also retain a copy of such records. The Sub-Adviser agrees to permit the Adviser, the Fund’s officers and the Fund’s independent registered public accounting firm to inspect and audit such records pertaining to the Fund at reasonable times during regular business hours upon due written notice. In addition, for the duration of this Agreement, the Sub-Adviser shall preserve for the periods prescribed by Rule 31a-2 under the 1940 Act, and Rule 204-2 under the Investment Advisers Act of 1940, as amended (the “Advisers Act”), any such records as are required to be maintained by it pursuant to this Agreement, and shall transfer said records to any successor sub-adviser and to the Adviser upon the termination of this Agreement at the Fund’s request provided, however, that the Sub-Adviser may also retain a copy of such records. The Sub-Adviser shall maintain and enforce adequate security procedures with respect to all materials, records, documents and data relating to any of its responsibilities under this Agreement including all means for the effecting of securities transactions.

(e)	The Sub-Adviser will make its officers and employees available to meet with the officers of the Adviser and the Corporation’s officers and Directors on due notice to review the investments and investment program of the Fund in the light of current and prospective economic and market conditions. In addition, the Sub-Adviser shall, as reasonably requested by the Adviser, for itself and on behalf of the Fund, furnish to the Adviser from time to time whatever information the Adviser reasonably believes appropriate for this purpose. From time to time as the Adviser for itself and on behalf of the Fund may reasonably request, the Sub-Adviser will furnish to the Adviser, at the Sub-Adviser’s expense, reports on portfolio transactions and reports on issuers of securities held by the Fund, all in such detail as the Fund or the Adviser may reasonably request. In addition, the Sub-Adviser shall provide advice and assistance to the Adviser as to the determination of the value of securities held or to be acquired by the Fund for valuation purposes in accordance with the process described in the Fund’s Prospectus and valuation procedures. The Sub-Adviser will make its officers and employees available to meet with the officers of the Adviser and the Corporation’s officers and Directors and provide such information as the Board of Directors and the Adviser reasonably believe appropriate for purposes of the Board’s consideration of this Agreement and any continuations thereof, including information about the profitability to the Sub-Adviser of providing advisory services hereunder.
(f)	The Sub-Adviser shall provide the Fund’s custodian and the Fund’s Accountant with each business day’s information relating to all matched transactions concerning the Fund’s Assets, including the name of the issuer, the description and amount or number of shares of the security purchased or sold, the market price, commission and gross or net price, trade date, settlement date and identity of the effecting broker or dealer, and such other information as may be reasonably required. The Sub-Adviser shall additionally provide the Fund’s Accountant with a trade log with the above information of all matched and unmatched transactions. The Sub-Adviser shall also provide the Adviser with such information upon written request of the Adviser. The Adviser is required to notify and inform the compliance department of the Sub-Adviser in advance of any reports and documents which are necessary to comply with the legal requirements of the Fund. The Sub-Adviser shall provide such sub-certifications as officers of the Adviser or the Corporation may reasonably request in connection with the filings of Form N-CSR or Form N-Q (or any similar form) by the Fund.

The parties to this Agreement agree that the Fund has made arrangements for the safekeeping of any of the Fund’s assets (and the Fund’s documents of title) with such custodian as chosen by the Adviser from time to time with notice to the Sub-Adviser of the same. The Sub-Adviser shall not hold any asset of the Fund (or the Fund’s documents of title, if any) on behalf of the Fund or the Adviser.

(g)	In the performance of its duties hereunder, the Sub-Adviser is and shall be an independent contractor and, as expressly provided herein, the Sub-Adviser is authorized to act on behalf of, and represent, the Fund. Except as otherwise expressly provided herein or authorized in writing by the Adviser, the Sub-Adviser shall have no further authority to act for or represent the Fund or the Corporation in any way or otherwise be deemed to be an agent of the Fund, the Corporation or the Adviser. If any occasion should arise in which the Sub-Adviser gives any advice to its clients concerning the shares of the Fund, the Sub-Adviser will act solely as investment counsel for such clients and not in any way on behalf of the Fund. The Sub-Adviser’s services to the Fund pursuant to this Agreement are not to be deemed to be exclusive, and it is understood that the Sub-Adviser may render investment advice, management and other services to other investment companies and clients. The Sub-Adviser may provide advice and take certain actions with respect to clients other than the Fund or for the Sub-Adviser’s own accounts that may differ from the advice or the timing or nature of actions taken with respect to the Fund. Furthermore, the Sub-Adviser shall have no obligation to recommend the purchase or sale of any asset on behalf of the Fund that the Sub-Adviser or an affiliate may purchase or sell for its own account or for the account of any clients of the Sub-Adviser.
(h)	Subject to the following, the Sub-Adviser shall take corporate action elections with respect to securities held by the Fund.

For the avoidance of doubt, the Sub-Adviser shall not be responsible for exercising any voting rights relating to any of the Assets of the Fund. The Sub-Adviser shall not provide any advice or act on behalf of the Fund or the Adviser in any class action proceedings involving assets held by the Fund or Assets of issuers of securities held by the Fund.

(i)	To the extent that the Adviser has retained any portfolio management and trade execution duties set forth herein on behalf of the Fund, the Sub-Adviser agrees to coordinate and cooperate with the Adviser in the performance of its duties in accordance with such policies and procedures as the parties may agree from time to time. To the extent that any duties of the Sub-Adviser set forth in section 1 are performed by the Adviser, the Sub-Adviser will be deemed to have satisfied such duties hereunder. In the event of a potential conflict or disagreement, the parties agree to work together to remedy such situation.

The Sub-Adviser shall also provide other trade related services for the Assets in accordance with such policies and procedures as the Parties may agree from time to time.

1A. Miscellaneous

(a)        In relation to the management of the Fund, the Sub-Adviser shall not be responsible in particular for the following activities:

(1)           filing claims in relation to insolvency proceedings;

(2)	entering into master agreements for OTC derivatives (e.g. German master agreement for derivatives transactions, ISDA master agreement);
(3)	entering into securities lending agreements; and
(4)	entering into repurchase agreements.

The Sub-Adviser shall provide to the Adviser any information in its possession in connection with the Fund that is necessary to enable the Adviser to perform the activities set forth under this Section 1A(a).

(b)	The Adviser hereby confirms that the Fund is not subject to the obligations according to the Regulation (EU) No 648/2012 of the European Parliament and of the Council of 4 July 2012 on OTC derivatives, central counterparties (CCPs) and trade repositories (TRs) entered into force on 16 August 2012 (“EMIR”) and any delegated regulation issued thereunder and/or any other legal or regulatory requirements applicable to the Fund in respect of derivatives transactions. The Adviser shall inform the Sub-Adviser without undue delay if aforementioned confirmation becomes incorrect.

(c)	The Adviser hereby confirms that due to the Adviser’s experience and knowledge the provision of further information about the types of financial instruments and the inherent risks is not required. Upon the Adviser’s request the Sub-Adviser shall at any time explain the risks in more detail.

1B. MiFID II Notifications

(a)	Reporting Requirements and Relevant Reporting Period / Notification to the Adviser in the Event That Certain Loss Thresholds are Attained
(1)	Independent of the other reporting requirements agreed with the Adviser, the Sub-Adviser shall also publish a report in respect of portfolio management activities carried out on behalf of the Fund at the end of each calendar quarter, in accordance with the provisions of the WpHG (hereinafter: the "Legally Required Accountability Report"). This report shall also include a statement of assets at the end of the calendar quarter.
(2)	Insofar as forward transactions are approved as investment instruments in the investment guidelines for the Fund, the Sub-Adviser shall prepare the Legally Required Accountability Report at the end of each month.
(3)	The parties agree that each transaction executed during a reporting period shall be reported within the framework of the Legally Required Accountability Reports. If the Adviser wishes to exercise its right to receive the information about each executed transaction on a transaction-by-transaction basis, the Adviser will inform the Sub-Adviser accordingly.
(4)	The other reporting obligations agreed upon by the parties remain unaffected hereby and the Sub-Adviser will continue to fulfil these in the future by means of a separate report.
(5)	Regardless of the obligations that the Sub-Adviser has already undertaken to inform the Adviser of potential depreciation in the Fund’s portfolio, in the future it shall also inform the Adviser if the value of the Fund’s portfolio depreciates by 10% or more for the first time as from the beginning of the relevant reporting period, and thereafter at multiples of 10% in the relevant reporting periods, e.g. 20%, 30%.

In the event that the Adviser agrees to a change of strategy with the Sub-Adviser during a reporting period, any depreciation required to be reported pursuant to this notification shall be calculated from this point in time until the end of the reporting period on the basis of the value of the Fund’s portfolio at the time of the strategy change and on the basis of the threshold of the newly-agreed investment strategy.

(6)	Any special notifications pursuant to provisions in (5) above shall be made at the level of the entire portfolio; no additional information is provided pursuant to this notification regarding the depreciation on an instrument-by-instrument basis.
(7)	Any statutory provisions that provide for other reporting requirements shall remain unaffected, as shall separately agreed reporting requirements including those pursuant to the Adviser’s compliance policies and procedures.
(b)	Rules Relating to Use of Benchmarks

The Adviser acknowledges that where the Sub-Adviser refers to the performance of a benchmark in the investment guidelines or within the framework of the reporting, it makes no assertion about the probability of achieving such a benchmark and assumes no such commitment or guarantee in respect of the performance of the assets under management. In the event that the Adviser agrees to a change of strategy with the Sub-Adviser during a reporting period, the Sub-Adviser shall, from that point in time until the end of the reporting period, apply the newly-agreed benchmark.

(c)	New Best Execution Policy and Acknowledgement to the Execution of Orders Outside of Trading Venues Within the Meaning of Section 2 (22) of the German Securities Trading Act
(1)	The parties agree herewith that the execution and placing of orders shall be carried out according the Sub-Adviser’s latest best execution policy (“Best Execution Policy”). The latest version of the Sub-Adviser’s Best Execution Policy will be made available to the Adviser on the internet site www.institutional.deutscheam.com. The Sub-Adviser shall notify the Adviser of any significant changes to this Best Execution Policy by email. In light of MiFID II, the Sub-Adviser has to amend its Best Execution Policy by 3rd January 2018 to reflect the new requirements. A version updated to the MiFID II requirements will be made available on aforementioned link as of 15th November 2017.
(2)	The Sub-Adviser’s Best Execution Policy also provides for the execution of orders outside of trading venues within the meaning of § 2 (22) of the WpHG. By executing this Agreement, the Adviser consents generally to such an order execution in the cases provided for in the Best Execution Policy. The Adviser consents that execution shall also be possible outside the framework of regulated markets, multilateral trading facilities and organized trading facilities.

(d)	Monetary Benefits and Information on Minor Non-Monetary Benefits
(1)	The Sub-Adviser may receive minor, non-monetary benefits. It shall accept and retain them if this is permitted under the provisions of the WpHG. These include, for example, participation in conferences, seminars and other educational events concerning financial instruments or investment services, and entertainments whose value does not exceed a reasonable de minimis threshold. Further information can be found at www.institutional.deutscheam.com.
(2)	The Sub-Adviser shall transfer any monetary benefits it receives from the date of entry into force of this Agreement to the account of the Fund by means of a single payment each month, with benefits being bundled until the end of the month following the month of receipt. The Sub-Adviser shall not pay interest on benefits.
(e)	Conflict of Interest

Where organizational arrangements are not sufficient to ensure that risks of damage to the interest of the Fund or the Adviser will be prevented, the Sub-Adviser will, in addition to the existing obligation to disclose the general nature, kind and source of conflict of interest prior to conducting business, clearly disclose to the Fund and the Adviser the steps taken to mitigate those risks of damage to the interest of the Fund or the Adviser, in order for the Fund and the Adviser to be able to make decisions with regards to investment services and investment related services on an informed basis in which the conflict of interest occurs. The information will be provided on a durable medium.

(f)	Recording of Telephone Conversations and Electronic Communication
(1)	The Adviser is hereby informed that all telephone conversations and electronic communications with the Global Client Group, the Portfolio Management and the Trading Desk of the Sub-Adviser are recorded in order to meet legal requirements in accordance with the WpHG (in particular § 83 para. 3 thereof). The Sub-Adviser is required to record telephone calls and electronic communications with its clients relating to the provision of investment services that relate to the reception, transmission and execution of client orders. The Sub-Adviser is also under a record-keeping obligation even if those conversations or communications do not result in the conclusion of such transactions or in the provision of client order services. The purpose of recording is to ensure that the conditions of an order issued by the Adviser and its conformity with the transaction executed by the Sub-Adviser can be demonstrated. The obligation to keep records is designed to strengthen investor protection, improve market surveillance and create legal certainty in the interests of the Adviser and the Sub-Adviser. The records shall be kept by the Sub-Adviser for five years or, if required by order of the competent supervisory authority, for seven years. The Adviser may request a copy of the records within the applicable period of time.
(2)	The Adviser undertakes to inform its employees (or service providers) involved in the work process of the record keeping requirements that the Sub-Adviser is subject to, and the Adviser shall further inform the aforementioned employees (or service providers) that they may not disclose the telephone numbers of the sales (Global Client Group) employees, nor those of Sub-Adviser’s portfolio management and trading desk, to unauthorized third parties.

(g)	Information on Possible Risks Associated With Position Limits on Commodity Derivatives / Possible Effects on the Agreed Investment Strategy

(1)	Within the framework of the implementation of MiFID II, the competent authorities for each commodity derivative traded on a trading venue in a Member State of the European Union or in a Contracting State of the Agreement on the European Economic Area, shall determine a quantitative threshold for the maximum size of a position in that derivative that may be held by the Fund (position limit).
(2)	The operator of a trading venue on which commodity derivatives are traded must establish procedures for monitoring compliance with the position limits applied (position management controls). Within the framework of such controls, the operator of a trading venue shall ensure, inter alia, that it has the right to demand the temporary or permanent termination or reduction of positions entered into and, if the person concerned does not comply, to take appropriate unilateral measures to ensure such termination or reduction.
(3)	There is a risk that both the defined position limits and the rights in the context of position management controls could lead to a situation in which the Sub-Adviser cannot enter into or may only partially enter into positions in commodity derivatives, or must terminate or reduce positions taken, with the result that it cannot implement the investment strategy as agreed.
(4)	The Sub-Adviser shall inform the Fund and the Adviser as soon as it becomes aware that position limits or measures applied within the framework of the position management controls are influencing or may influence the implementation of the investment strategy. The Adviser and the Sub-Adviser shall find a way to deal with the situation by mutual agreement.
(h)	The Adviser’s Cooperation With Respect to the Fulfilment of the Sub-Adviser’s Reporting Obligations

(1)	The Adviser undertakes to provide the Sub-Adviser, without undue delay, at the latter’s request, with all information required by the Sub-Adviser in order to comply with any obligations or justified requirements of third parties in connection with transaction and position reporting pursuant to Article 26 of the "MiFIR" (Regulation (EU) No 600/2014 of 15 May 2014), pursuant to Article 9 "EMIR" (Regulation (EU) No. 648/2012) of 4 July, 2012), pursuant to Section 57 of the WpHG or other applicable regulations. Furthermore, the Adviser undertakes to keep the Fund’s legal entity identifier up-to-date and to notify the Sub-Adviser immediately of any changes, without undue delay and without being asked.
(2)	The Adviser is aware that the Sub-Adviser may not enter into transactions for the Fund that are subject to reporting requirements if the Adviser does not provide the information (e.g. the legal entity identifier) necessary for reporting purposes.

(3)	In addition the Adviser expressly agrees that Sub-Adviser may forward all business and Client-related information within the framework of the reporting of transactions and positions according to the respective requirements of applicable law.
(i)	Consent to the Use of Electronic Media for the Provision of Information
(1)	With regard to the use of electronic media for the distribution of information within the framework of this Agreement, the Adviser and the Sub-Adviser shall communicate with each other via aforementioned suitable e-mail addresses. In that regard, it is essential that each party provide the other, without undue delay, of a change in its e-mail address.
(2)	The Sub-Adviser informs the Adviser that the provision of its e-mail address shall mean that the provision of information by electronic means in accordance with Article 3 para 3 of the "DVO MiFID II" (Delegated Regulation (EU) 2017/565 of 25 April 2016) is appropriate.
(3)	The Sub-Adviser hereby notifies the Adviser, in accordance with legal requirements, that the Adviser has the option of receiving certain information on paper or on another durable medium. The Adviser can choose between the following options:
(a)	The Adviser expressly acknowledges by its signature that its information shall not be transmitted on paper but on another durable medium, insofar as this is permitted under the WpHG and the directly applicable European regulations. The information shall be transmitted via e-mail or disclosed via the Sub-Adviser’s online client reporting portal. The Adviser shall be informed about the availability of the information posted on the Sub-Adviser’s online client reporting portal and any associated deadlines herewith by e-mail sent to the e-mail address specified by it for the purpose of the exchange of electronic information.
(b)	The Adviser does not consent to the transmission of information on a durable medium other than paper, but rather chooses the transmission of information in paper form by post.

In light of this, the Sub-Adviser notifies the Adviser of its understanding that the Adviser has opted for the first mentioned option.

(4)	The Adviser declares by its signature that the Sub-Adviser may make information which is not addressed to it personally (e.g. Best Execution Policy), available to it on a website. The Sub-Adviser shall inform the Adviser of the website address and the place where the information on this website can be found, not only in this amended Agreement, but also via the e-mail address indicated for the purposes of the exchange of electronic information.
(5)	The Sub-Adviser hereby notifies the Adviser that the Sub-Adviser offers the opportunity for encrypted communication via e-mail for instance by means of dbSecureEmail. When sending data unencrypted there is a likelihood that third parties, potentially from unsecure third countries, obtain knowledge of such data or messages could be deleted or manipulated. Such risks tend to increase for clients using unsecure communication networks such as inadequate wireless- or browser networks or e-mail transport encryption. The Adviser is explicitly aware of aforementioned risks when sending unencrypted communication via e-mail and faxes and accepts inherent risks of such ways of communication. The Sub-Adviser points out that even in case of encrypted communication via e-mail addresses the sender of an e-mail address cannot be uniquely authenticated.

(6)	The Adviser acknowledges that information transmitted by the Sub-Adviser via e-mail is not encrypted or secured by a digital signature. Faxes and e-mails can be of poor quality, arrive incomplete or be lost during transmission.

Should the Adviser desire an encrypted transmission of information, the Adviser notifies the Sub-Adviser. The parties shall have to agree on the necessary procedures.

(7)	The other existing agreements on notices and instructions shall remain unaffected by the above changes.
2.	Duties of the Adviser. The Adviser shall continue to have responsibility for all services to be provided to the Fund pursuant to the Advisory Agreement and shall supervise and oversee the Sub-Adviser’s performance of its duties under this Agreement; provided, however, that in connection with its management of the Assets, nothing herein shall be construed to relieve the Sub-Adviser of responsibility for compliance with the Operating Documents set forth in Appendix B, the instruction and directions of the Board of Directors of the Corporation, the requirements of the 1940 Act, the Code, and all other applicable federal and state laws and regulations, as each is amended from time to time.

3.       Delivery of Documents.

(a)	The Adviser has furnished the Sub-Adviser with copies properly certified or authenticated of each of the following documents:
(i)	The Corporation’s Articles of Amendment and Restatement, as in effect on the date of this Agreement and as amended from time to time (herein called the “Articles”);

(ii)       By-Laws of the Corporation; and

(iii)       Prospectus of the Fund.

(b)	The Sub-Adviser has furnished the Adviser with copies properly certified or authenticated of each of the following documents:

(i)       The Sub-Adviser’s most recent audited financial statements;

(ii)	An organizational chart showing public companies and registered broker-dealers affiliated with the Sub-Adviser;

(iii)       The Sub-Adviser’s Form ADV; and

(iv)	The Sub-Adviser’s Code of Ethics adopted pursuant to Rule 17j-1 under the 1940 Act.

4.       Certain Representations and Warranties of the Sub-Adviser.

(a)	The Sub-Adviser represents and warrants that it is a duly registered investment adviser under the Advisers Act and that the Sub-Adviser will maintain all registrations and licenses necessary to conduct and maintain the Sub-Adviser’s business. The Sub-Adviser covenants to maintain such registration, license and approval in effect during the term of this Agreement, provided however, that the Sub-Adviser shall not be required to provide any service or engage in any activity herewith which the Sub-Adviser determines in its sole discretion could require the Sub-Adviser to obtain any approval or license other than the license referred to above or which would otherwise cause the Sub-Adviser to violate any applicable law, regulation or government policy.
(b)	The Sub-Adviser represents that it has read and understands the Prospectus and warrants that in investing the Assets it will use all reasonable efforts to adhere to the Fund’s investment objective, policies and restrictions contained therein.
(c)	The Sub-Adviser represents that it will provide the Fund with any amendments to its Code of Ethics and any certifications required by Rule 17j-1 under the 1940 Act. The Sub-Adviser represents that it has policies and procedures regarding the detection and prevention and the misuse of material, nonpublic information by the Sub-Adviser and its employees as required by the Insider Trading and Securities Fraud Enforcement Act of 1988.
(d)	The Sub-Adviser represents and warrants that it will maintain written policies and procedures that are reasonably designed to prevent violation of Federal Securities Laws as defined in Rule 38a-1 under the 1940 Act and that are otherwise in compliance with Rule 206(4)-7 under the Advisers Act. The Sub-Adviser agrees to provide the Fund and the Adviser, from time to time, with copies of such policies and procedures, summaries thereof and certifications with respect thereto. The Sub-Adviser agrees to cooperate with the Corporation’s Chief Compliance Officer in providing information to fulfill the requirements of Rule 38a-1 under the 1940 Act as interpreted by the SEC or the Board of Directors.

5.       Compliance.

(a)	The Sub-Adviser agrees that it shall promptly notify the Adviser and the Fund: (i) in the event that the SEC, the BaFin, or any other regulatory authority has censured its activities, functions or operations; suspended or revoked its registration as an investment adviser; or has commenced proceedings or an investigation that may result in any of these actions; (ii) of the occurrence of any event that could disqualify the Sub-Adviser from serving as an investment adviser pursuant to Section 9 of the 1940 Act; (iii) in the event that there is a change in the Sub-Adviser, financial or otherwise, that would in the reasonable opinion of the Sub-Adviser materially and adversely affect its ability to perform services under this Agreement; or (iv) upon having a reasonable basis for believing that, as a result of the Sub-Adviser’s investing the Assets, the Fund’s investment portfolio has ceased to adhere to the Fund’s investment objective, policies or restrictions as stated in the Prospectus or is otherwise in violation of applicable law; provided, however, that the Sub-Adviser shall be bound by the terms of this Section 5(a) upon actually becoming aware of the occurrence of any of the events contemplated in this Section 5(a) and only in the event that such action by the Sub-Adviser is not prohibited by applicable law or regulation, court or regulatory or other official body with competent jurisdiction.

(b)	The Sub-Adviser shall, unless prohibited by any applicable law or regulation, court or regulatory body or other official body with competent jurisdiction, forward as soon as reasonably practicable, upon receipt of a notice in writing, to the Adviser copies of any material correspondence from the SEC or other regulatory authority with competent jurisdiction that relates to the Fund or the Adviser generally, including SEC inspection reports, if any.
(c)	The Fund and the Adviser shall be given access to such records or other documents of the Sub-Adviser at reasonable times solely as is necessary for the purpose of monitoring compliance with the terms of this Agreement and the rules and regulations applicable to the Sub-Adviser relating to its providing investment advisory services to the Fund, provided however, that the Sub-Adviser shall have no obligation to furnish the Fund or the Adviser with records relating to trading by employees of the Sub-Adviser for their own accounts and on behalf of other clients. The Sub-Adviser agrees to cooperate with the Fund and the Adviser and their representatives in connection with requests for such records or other documents.
(d)	The Sub-Adviser is required by law to comply with all applicable local laws, regulations and policies, relating to the prevention of money laundering, terrorist financing and related financial crimes. Pursuant to the before mentioned rules and regulations the Sub-Adviser is inter alia obliged
(i)	to identify the Adviser and its ultimate beneficial owner,
(ii)	to detect politically exposed persons,
(iii)	to establish the source of wealth and
(iv)	to comply with international embargo regulations.

The Adviser shall notify the Sub-Adviser without undue delay and unrequested of any changes in regard to its above mentioned personal data, company name, domicile, the legal representatives, source of wealth, beneficial ownership or control structure which occur during the business relationship. The Adviser shall supply the Sub-Adviser with any necessary documentation and information in order to establish and prove the submitted details.

(e)	The Sub-Adviser takes reasonable precautions in dealing with potential and actual conflicts of interest. The Sub-Adviser has drawn up principles to handle conflicts of interest which are available in its current version on the Sub-Adviser's website www.institutional.deutschem.com. The Adviser confirms that it has received such principles in paper form.
(f)	The Sub-Adviser may execute transactions for other clients that may include assets in which the Sub-Adviser will invest in connection with the management of the Fund. The Sub-Adviser may render financial services for other clients who have similar or different investment objectives like those of the Fund. Investment strategies used for the management of the Fund or for other clients might conflict with strategies used or recommended by other companies of Deutsche Bank Group and might affect the prices and the availability of assets in which the Sub-Adviser invests in connection with the management of the Fund.
6.	Compensation to the Sub-Adviser. For the services to be provided by the Sub-Adviser pursuant to this Agreement, the Adviser will pay the Sub-Adviser, and the Sub-Adviser agrees to accept, a sub-advisory fee at the rate set forth in Appendix C, which is attached hereto and made part of the Agreement, based on the advisory fee, less any fees waived and/or reimbursed by the Adviser or its affiliates and any revenue sharing payments made by the Adviser or any of its affiliates to unaffiliated third parties. The fee will be computed daily and will be paid to the Sub-Adviser quarterly.

The Adviser acknowledges that in specific cases the Sub-Adviser may make payments to third parties that render non-investment advisory services to the Sub-Adviser with regard to the management of the Fund to the extent permitted under the 1940 Act and the rules adopted thereunder (e.g. for consulting with or servicing the Adviser). The Sub-Adviser may make such payments as reimbursement of the third party’s costs. The fees payable by the Adviser shall not be increased by such payments of the Sub-Adviser to third parties.

7.       Expenses. The Sub-Adviser shall bear all of its separate expenses (such as its general overhead expenses including the rent of offices, compensation and benefits of the administrative staff of the Sub-Adviser, maintenance of its books and records and its fixed expenses, telephones and general purpose office equipment) (excluding brokerage costs, custodian fees, fees of independent registered public accounting firms or other expenses of the Fund to be borne by the Fund) in connection with the performance of its services under this Agreement. The Fund will bear certain other expenses to be incurred in its operation and shall not be borne by the Sub-Adviser. Such expenses include, but are not limited to, investment management fees, fees for necessary professional and brokerage services to the Fund; costs relating to local administration of securities; fees for any pricing service; the costs of the Fund’s regulatory compliance (other than costs primarily relating to the Adviser’s or Sub-Adviser’s regulatory compliance); and pro rata costs associated with maintaining the Fund’s legal existence and shareholder relations. All other Fund operating expenses not specifically assumed by the Sub-Adviser hereunder or by the Adviser are borne by the Fund.

8.       Standard of Care and Liability of Sub-Adviser. The Sub-Adviser shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Fund in connection with the matters to which this Agreement relates, except that nothing herein contained will be construed to protect the Sub-Adviser against any liability to the Adviser, the Fund or its shareholders by reason of: (a) the Sub-Adviser’s causing the Fund to be in violation of any applicable federal or state law, rule or regulation or any investment policy or restriction set forth in the Prospectus or any written guidelines, policies or instruction provided in writing by the Corporation’s Board of Directors or the Adviser or (b) the Sub-Adviser’s willful misfeasance, bad faith or gross negligence in the performance of its duties hereunder or its reckless disregard of its obligations and duties under this Agreement.

9.       Insurance. The Sub-Adviser shall maintain for the duration hereof, with an insurer acceptable to the Adviser, a blanket bond and professional liability or errors and omissions insurance in an amount or amounts deemed by the Sub-Adviser in its sole discretion to be sufficient to meet its obligations to its clients, including the Fund.

10.       Duration and Termination.

(a)	This Agreement shall become effective with respect to the Fund on December 31, 2017, and shall remain in full force until September 30, 2019 and from year to year thereafter, but only as long as such continuance is specifically approved at least annually and in the manner required by the 1940 Act. The requirement that continuance of this Agreement be “specifically approved at least annually” shall be construed in a manner consistent with the 1940 Act and the rules and regulations thereunder and any applicable SEC exemptive order therefrom.
(b)	This Agreement shall automatically terminate in the event of its assignment or in the event of the termination of the Advisory Agreement. In addition, the Adviser has the right to terminate this Agreement upon immediate notice if the Sub-Adviser becomes statutorily disqualified from performing its duties under this Agreement or otherwise is legally prohibited from operating as an investment adviser.
(c)	If a party breaches this Agreement in any material respect which is not cured within sixty (60) days of the other party giving it written notice of such breach, the other party may effect termination of this Agreement on written notice to the defaulting party.

(d)	This Agreement may be terminated at any time, without the payment by the Fund of any penalty, by the Board of Directors of the Fund, or by vote of a majority of the outstanding voting securities of the Fund, or by the Adviser. The Fund may effect termination of this Agreement by action of the Board of Directors of the Fund or by vote of a majority of the outstanding voting securities of the Fund on sixty (60) days’ written notice to the Adviser and the Sub-Adviser. The Adviser may effect termination of this Agreement on sixty (60) days’ written notice to the Sub-Adviser.
(e)	The Sub-Adviser may at any time, without payment of any penalty, terminate this Agreement upon ninety (90) days’ written notice to the Adviser. The Sub-Adviser may without payment of any penalty terminate this Agreement upon immediate written notice, if the Sub-Adviser determines in its sole discretion that the services provided by the Sub-Adviser under this Agreement would cause the Sub-Adviser to register with or obtain any regulatory or official approvals or licenses other than licenses as provided for in Section 4(a) sentence 1 of this Agreement, which in the opinion of the Sub-Adviser may be unreasonably detrimental to the Sub-Adviser.
(f)	Termination of this Agreement shall not affect the right of the Sub-Adviser to receive payments on any unpaid balance of the compensation described in Section 6 earned prior to such termination.

11.       Confidentiality.

(a)	Each party agrees that it shall hold in strict confidence all data and information obtained from another party hereto or the Fund (unless such information is or becomes readily ascertainable from public or published information or trade sources other than through a breach of this Confidentiality Clause) other than to its affiliates and any other party performing functions for the Fund and shall ensure that its officers, employees and authorized representatives do not disclose such information to others without the prior written consent of the party from whom it was obtained, unless such disclosure is required by a court with competent jurisdiction, the SEC, other regulatory or official body with applicable jurisdiction, or the Fund’s independent registered public accounting firm, or in the opinion of its counsel, applicable law, and then only with as much prior written notice to the other party as is practicable under the circumstances.
(b)	The Adviser, on behalf of the Fund, has legitimate business reasons to disclose to the Sub-Adviser certain non-public portfolio holdings information of the Fund (“Holdings Information”) from time to time. The Sub-Adviser agrees that it:

(i)       Will use the Holdings Information exclusively for purposes of providing services pursuant to this Agreement that may benefit the Fund. This includes the Sub-Adviser´s independent auditors, any independent advisors that contractually agree to keep the Holdings Information confidential, and any external legal counsel, entities and persons of whom the Sub-Adviser avails itself in accordance with this Agreement for the purpose of performing its obligations hereunder. In particular, the Sub-Adviser shall be authorized to provide to brokers and counterparties any information required in order to establish and maintain a business relationship;

(ii)       Will not engage in any fraudulent, competitive or improper behavior based on the Holdings Information that may disadvantage the Fund, including disclosing, trading or making investment recommendations based on the Holdings Information to or for any party other than the Fund as provided in this Agreement;

(iii)       Will treat the Holdings Information as confidential and will not disclose such information to any party other than as required to perform the services under this Agreement. This clause shall not apply to the extent that: (1) the Holdings Information is publicly known, (2) the Holdings Information is or becomes legally known to the Sub-Adviser other than through disclosure by the Fund, the Adviser, an affiliated person of the Fund or the Adviser or by another party bound by an obligation of confidentiality to the Fund, or (3) the disclosure is required by law or requested by any regulatory authority or required by statute, rule, regulation, subpoena, regulatory examination request or court order, provided, however, that unless prohibited by law or regulatory requirements the Sub-Adviser will not make any such disclosure without first notifying the Adviser and the Fund and allowing the Adviser or the Fund a reasonable opportunity to seek injunctive relief (or a protective order) with respect to the obligation to make such disclosure; and

(iv)       Will notify the Adviser if the Sub-Adviser has any knowledge of the Holdings Information having been misused, including in violation of this Agreement.

12.       Governing Law. This Agreement shall be governed by the laws of the State of Maryland, without regard to conflict of law principles; provided, however, that nothing herein shall be construed as being inconsistent with the 1940 Act.

13.       Severability. Should any part of this Agreement be held invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors.

14.       Notice. Unless otherwise agreed to herein, any notice, advice, report or other document to be given pursuant to this Agreement shall be in writing and mailed or delivered to the address(es) listed below or to such other address(es) or to such other individual(s) as shall be specified by the respective party from time to time; provided, that all such deliveries by mail or otherwise shall be conclusive upon receipt.

To the Adviser:

Brian Costello

Chief Operating Officer

Deutsche Investment Management Americas Inc.

345 Park Avenue

New York, NY 10154-0004

Telephone: (212) 250-9508

E-mail: brian.costello@db.com

and with a copy (which shall not constitute notice) to:

John Millette

Deutsche Investment Management Americas Inc.

One International Place

Boston, MA 02110

E-mail: john.millette@db.com

To the Sub-Adviser:

Deutsche Asset Management International GmbH

Mainzer Landstraβe 11-17

60329 Frankfurt am Main,

Germany

Attention: Stephan Scholl

Telephone: +49(69)910-13550

E-mail: stephan.scholl@db.com

15.	Questions of Interpretation. Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the 1940 Act shall be resolved by reference to such term or provision of the 1940 Act and to interpretations thereof, if any, by the United States Courts or in the absence of any controlling decision of any such court, by rules, regulations or orders of the SEC issued pursuant to the 1940 Act. Specifically, the terms “vote of a majority of the outstanding voting securities,” “interested person,” “control,” “assignment” and “affiliated person,” as used in this Agreement, shall have the meanings assigned to them by Section 2(a) of the 1940 Act. In addition, where the effect of a requirement of the 1940 Act reflected in any provision of this Agreement is modified or interpreted by any applicable order or orders of the SEC or any rules or regulations adopted by, or interpretative releases of, the SEC thereunder, such provision shall be deemed to incorporate the effect of such order, rule, regulation or interpretative release.
16.	Entire Agreement. This Agreement states the entire agreement of the parties hereto, and is intended to be the complete and exclusive statement of the terms hereof. It may not be added to or changed orally, and may not be modified or rescinded, except by a writing signed by the parties hereto and in accordance with the 1940 Act or pursuant to applicable orders or interpretations of the SEC.
17.	Miscellaneous. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers designated below as of the day and year first written above.

DEUTSCHE INVESTMENT MANAGEMENT AMERICAS INC.	DEUTSCHE ASSET MANAGEMENT INTERNATIONAL GMBH
By: _________________________________	By: _________________________________
Name: Caroline Pearson	Name:
Title: Managing Director	Title:

By: _________________________________	By: _________________________________
Name: John Millette	Name:
Title: Chief Legal Officer	Title:

Appendix A

to the

Sub-Advisory Agreement

between

DEUTSCHE INVESTMENT MANAGEMENT AMERICAS INC.

and

DEUTSCHE ASSET MANAGEMENT INTERNATIONAL GMBH

Pursuant to Section 1(c) of the Agreement the Sub-Adviser shall furnish to the Adviser such periodic and special reports, balance sheets or financial information, and such other information with regard to its affairs as the Adviser or Board of Directors may reasonably request as follows:

  Quarterly Compliance Certifications and Reports
  Code of Ethics Reports
  Code of Ethics Certifications
  Soft Dollar Commission Reports
  Rule 17e-1 Certifications (Broker/Adviser), as applicable
  Compliance Program Assessments and Certifications under Rule 38a-1/206(4)-7
  Compliance Due Diligence Questionnaires
  Policies, Procedures and Summaries

Appendix B

Operating Documents

  Prospectus
  Statement of Additional Information
  Articles
  By-laws and any pertinent amendments thereto

Appendix C

to the

Sub-Advisory Agreement

between

DEUTSCHE INVESTMENT MANAGEMENT AMERICAS INC.

and

DEUTSCHE ASSET MANAGEMENT INTERNATIONAL GMBH

Fee Rate

Fund	Sub-Advisory Fee Rate
Deutsche High Conviction Global Bond Fund	10% of the advisory fee after the effective waivers

The Sub-Adviser’s remuneration for the services to be provided by it under this Agreement will be calculated as following:

(i)       The fee is accrued monthly and settled quarterly and is calculated as the average of the individual Fund's monthly assets based on the Fund’s daily net assets as recorded in the accounting system of the Adviser, multiplied by the applicable yearly net management fee rate or net advisory fee rate for the Fund and multiplied by the percentage stated in the above table, divided by the number of days in a year (365 or 366). The net rate is the gross rate less any waivers connected with the Fund.

(ii)       If the delegation did not exist for the full month the fee will be prorated to reflect the number of days that the Fund existed in that month.

(iii)       In case that the delegation did not exist in the month prior to the date of delegation (e.g., the launch month) the Fund’s average total net asset value of the delegation launch month (i.e., the month in which the start date of the delegation falls) shall be used instead of that of the previous month, and such calculation will be made the month after the launch month.

(iv)       The fee is paid by the Adviser to the Sub-Adviser within 30 business days after the Adviser has received the gross management fee or gross advisory fee from the Fund, and the Sub-Adviser has provided a reconciled valid tax invoice. Payments will be made in EUR.

(v)       Unless otherwise agreed between the parties, all costs and expenses incurred by the Sub-Adviser in providing the services shall be borne by the Sub-Adviser.

(vi)       The applicable percentage rate for the Fund is specified in the table above.

EXHIBIT B

Portfolio Managers

Deutsche High Conviction Global Bond Fund

Rahmila Nadi, Assistant Vice President. Lead Portfolio Manager of the Fund. Began managing the Fund in 2013.

▪	Joined Deutsche Asset Management in 2012 with six years of industry experience at J.P. Morgan Chase in New York, where she was a Credit Portfolio Trader, actively managing currency, interest rate and commodities exposure from counterparty credit risk of Latin American and commodities markets counterparties.
▪	Fixed Income Portfolio Manager: New York.
▪	BA, Columbia University, Columbia College; MBA, Cornell University, S.C. Johnson Graduate School of Management.

Bernhard Falk, Director. Portfolio Manager of the Fund. Began managing the Fund in 2017.

▪	Joined Deutsche Asset Management in 2000 with 12 years of industry experience. Prior to his current role, served as a Portfolio Manager for Money Market Guaranteed Funds. Previously, he worked as a Senior Bond Trader at West LB Luxembourg.
▪	Senior Fixed Income Portfolio Manager: Frankfurt.
▪	Completed Bank Training Program (“Bankkaufmann”) at Deutsche Bank Munich; Bankfachwirt from Bankakademie, Frankfurt.

EXHIBIT C

Information About Other Funds Sub-Advised by DeAMI

The following sets forth information relating to other Deutsche funds that are sub-advised by DeAMI. DIMA pays DeAMI a sub-advisory fee for services to each of the Deutsche funds listed below out of the investment management fee that it receives from such Deutsche fund at an annual rate described below.

Fund Name	Sub-Advisory Fee Schedule	Net Assets as of December 31, 2017	Current Investment Objective
Deutsche Emerging Markets Fixed Income Fund	10% of the advisory fees after the effective waivers	$83 million	The fund seeks to provide high current income and, secondarily, long-term capital appreciation
Deutsche European Equity Fund	50% of the advisory fee after the effect of waivers and revenue sharing payments	$50 million	The fund seeks long-term growth of capital
Deutsche Global Macro Fund	40% of the advisory fee after the effect of waivers	$19 million	The fund seeks to achieve total return

EXHIBIT D

Fund Officers

Name, Year of Birth, Position with the Corporation and Length of Time Served(1)	Business Experience and Directorships During the Past 5 Years
Hepsen Uzcan (1974)(5) President and Chief Executive Officer, 2017-present Assistant Secretary, 2013 – present	Director(2), Deutsche Asset Management; formerly: Vice President, Deutsche funds (2016-2017)
Paul H. Schubert (1963) Chief Financial Officer, 2004-present Treasurer, 2005-present

Managing Director(2), Deutsche Asset Management (2004-present); Chairman, Director and President, Deutsche AM Trust Company (2013-present); Vice President, Deutsche AM Distributors, Inc. (since 2016); Director, Deutsche AM Service Company (since 2017); Director and President, DB Investment Managers, Inc. (since 2017);

formerly: Director, Deutsche AM Trust Company (2004-2013)

John Millette(3) (1962) Vice President and Secretary, 1999-present

Director(2), Deutsche Asset Management; Chief Legal Officer, Deutsche Investment Management Americas Inc. (2015-present); and Director and Vice President, Deutsche AM Trust Company (since 2016); formerly: Secretary, Deutsche Investment Management Americas Inc. (2015-2017)

Caroline Pearson(3) (1962) Chief Legal Officer, 2010 – present	Managing Director(2), Deutsche Asset Management; formerly: Secretary, Deutsche AM Distributors, Inc.; and Secretary, Deutsche AM Service Company
Scott D. Hogan(3) (1970) Chief Compliance Officer, 2016-present	Director(2), Deutsche Asset Management
Wayne Salit(4) (1967) Anti-Money Laundering Compliance Officer, 2014 – present	Director(2), Deutsche Asset Management; formerly: Managing Director, AML Compliance Officer at BNY Mellon (2011-2014); and Director, AML Compliance Officer at Deutsche Bank (2004-2011)
Paul Antosca(3) (1957) Assistant Treasurer, 2007-present	Director(2), Deutsche Asset Management
Diane Kenneally(3) (1966) Assistant Treasurer, 2007-present	Director(2), Deutsche Asset Management
Sheila Cadogan(3) (1966) Assistant Treasurer, 2017-present	Director(2), Deutsche Asset Management

________________________________________

(1) The length of time served represents the year in which the officer was first elected in such capacity for one or more Deutsche Funds.

(2) Executive title, not a board directorship.

(3) Address: One International Place, Boston, Massachusetts 02110.

(4) Address: 60 Wall Street, New York, New York 10005.

(5) Appointed President and Chief Executive Officer effective December 1, 2017.

EXHIBIT E

Management Fee

For all services provided under the Investment Management Agreement, the Fund pays DIMA an investment management fee based on its average daily net assets, computed and accrued daily and payable monthly, at the annual rates set forth below. In addition, the following sets forth the aggregate amount of the investment management fee paid to DIMA during the Fund’s most recently completed fiscal year. Under the New Sub-Advisory Agreement, DIMA is responsible for paying DeAMI a sub-advisory fee out of the investment management fee received by DIMA.

Fund and Fiscal Year End	Investment Management Fee Rate	Aggregate Amount of Investment Management Fee(2)	Amount of Investment Management Fee Waived
Deutsche High Conviction Global Bond Fund (formerly Deutsche Enhanced Global Bond Fund), fiscal year ended October 31, 2017	0.310%(1) of the Fund’s average daily net assets	$ 265,958	$ 127,704

(1)	Reflects new management fee effective July 1, 2017.

(2)	Effective July 1, 2017 the Fund pays the Advisor a fee calculated daily and paid monthly at the annual rate of 0.31% of the Fund’s average daily net assets. Prior to July 1, 2017, the management fee rate was 0.41%.

EXHIBIT F

Information Regarding the Fund’s Relationship with DIMA and Certain Affiliates

Deutsche High Conviction Global Bond Fund

No portfolio trading commissions were paid to Affiliated Brokers for the Fund’s most recently completed fiscal year ended October 31, 2017.

The following fees were paid by the Fund to DIMA and its affiliates during the most recently completed fiscal year ended October 31, 2017 for services provided to the Fund (other than under an investment advisory contract or administrative services agreement or for brokerage commissions). These services will continue to be provided.

Entity	Service	Fee Paid	Amount Waived
DIMA	Typesetting and Regulatory Filings	$ 22,728	$ 0
Deutsche AM Service Company	Transfer Agent	$ 64,550	$ 64,550
Deutsche AM Distributors, Inc.	Distributor	$ 47,180	$ 12,848

EXHIBIT G

Administrative Service Fee Payable to DIMA

For all services provided under the Administrative Services Agreement, the Fund pays DIMA an administrative service fee based on its average daily net assets computed and accrued daily and payable monthly, at an annual fee rate of 0.10%. The following sets forth the aggregate amount of the administrative service fee paid to DIMA during the Fund’s most recently completed fiscal year.

Fund and Fiscal Year End	Aggregate Amount of Administrative Service Fee	Amount of Administrative Service Fee Waived
Deutsche High Conviction Global Bond Fund (formerly Deutsche Enhanced Global Bond Fund), fiscal year ended October 31, 2017	$ 71,713	$ 0

EXHIBIT H

Advisory Agreement Board Considerations and Fee Evaluation

The Board of Directors (hereinafter referred to as the “Board” or “Directors”) approved the renewal of Deutsche Enhanced Global Bond Fund’s (the “Fund”) investment management agreement (the “Agreement”) with Deutsche Investment Management Americas Inc. (“DIMA”) in September 2016.

In terms of the process that the Board followed prior to approving the Agreement, shareholders should know that:

— During the entire process, all of the Fund’s Directors were independent of DIMA and its affiliates (the “Independent Directors”).

— The Board met frequently during the past year to discuss fund matters and dedicated a substantial amount of time to contract review matters. Over the course of several months, the Board’s Contract Committee reviewed extensive materials received from DIMA, independent third parties and independent counsel. These materials included an analysis of the Fund’s performance, fees and expenses, and profitability from a fee consultant retained by the Fund’s Independent Directors (the “Fee Consultant”). The Board also received extensive information throughout the year regarding performance of the Fund.

— The Independent Directors regularly meet privately with counsel to discuss contract review and other matters. In addition, the Independent Directors were advised by the Fee Consultant in the course of their review of the Fund’s contractual arrangements and considered a comprehensive report prepared by the Fee Consultant in connection with their deliberations.

— In connection with reviewing the Agreement, the Board also reviewed the terms of the Fund’s Rule 12b-1 plan, distribution agreement, administrative services agreement, transfer agency agreement and other material service agreements.

— Based on its evaluation of the information provided, the Contract Committee presented its findings and recommendations to the Board. The Board then reviewed the Contract Committee’s findings and recommendations.

In connection with the contract review process, the Contract Committee and the Board considered the factors discussed below, among others. The Board also considered that DIMA and its predecessors have managed the Fund since its inception, and the Board believes that a long-term relationship with a capable, conscientious advisor is in the best interests of the Fund. The Board considered, generally, that shareholders chose to invest or remain invested in the Fund knowing that DIMA managed the Fund, and that the Agreement was approved by the Fund’s shareholders. DIMA is part of Deutsche Bank AG’s (“Deutsche Bank”) Asset Management (“Deutsche AM”) division. Deutsche AM is a global asset management business that offers a wide range of investing expertise and resources, including research capabilities in many countries throughout the world. Deutsche Bank has advised the Board that the U.S. asset management business continues to be a critical and integral part of Deutsche Bank, and that Deutsche Bank will continue to invest in Deutsche AM and seek to enhance Deutsche AM’s investment platform. Deutsche Bank also has confirmed its commitment to maintaining strong legal and compliance groups within the Deutsche AM division.

As part of the contract review process, the Board carefully considered the fees and expenses of each Deutsche fund overseen by the Board in light of the fund’s performance. In many cases, this led to the negotiation and implementation of expense caps. As part of these negotiations, the Board indicated that it would consider relaxing these caps in future years following sustained improvements in performance, among other considerations.

While shareholders may focus primarily on fund performance and fees, the Fund’s Board considers these and many other factors, including the quality and integrity of DIMA’s personnel and such other issues as back-office operations, fund valuations, and compliance policies and procedures.

Nature, Quality and Extent of Services. The Board considered the terms of the Agreement, including the scope of advisory services provided under the Agreement. The Board noted that, under the Agreement, DIMA provides portfolio management services to the Fund and that, pursuant to a separate administrative services agreement, DIMA provides administrative services to the Fund. The Board considered the experience and skills of senior management and investment personnel and the resources made available to such personnel. The Board reviewed the Fund’s performance over short-term and long-term periods and compared those returns to various agreed-upon performance measures, including market index(es) and a peer universe compiled using information supplied by Morningstar Direct (“Morningstar”), an independent fund data service. The Board also noted that it has put into place a process of identifying “Focus Funds” (e.g., funds performing poorly relative to a peer universe), and receives additional reporting from DIMA regarding such funds and, where appropriate, DIMA’s plans to address underperformance. The Board believes this process is an effective manner of identifying and addressing underperforming funds. Based on the information provided, the Board noted that for the one-, three- and five-year periods ended December 31, 2015, the Fund’s performance (Class A shares) was in the 2nd quartile, 2nd quartile and 3rd quartile, respectively, of the applicable Morningstar universe (the 1st quartile being the best performers and the 4th quartile being the worst performers). The Board also observed that the Fund has outperformed its benchmark in the one- and three-year periods and has underperformed its benchmark in the five-year period ended December 31, 2015.

Fees and Expenses. The Board considered the Fund’s investment management fee schedule, operating expenses and total expense ratios, and comparative information provided by Broadridge Financial Solutions, Inc. (“Broadridge”) and the Fee Consultant regarding investment management fee rates paid to other investment advisors by similar funds (1st quartile being the most favorable and 4th quartile being the least favorable). With respect to management fees paid to other investment advisors by similar funds, the Board noted that the contractual fee rates paid by the Fund, which include a 0.10% fee paid to DIMA under the Fund’s administrative services agreement, were lower than the median (1st quartile) of the applicable Broadridge peer group (based on Broadridge data provided as of December 31, 2015). The Board noted that the Fund’s Class A shares total (net) operating expenses (excluding 12b-1 fees) were expected to be higher than the median (3rd quartile) of the applicable Broadridge expense universe (based on Broadridge data provided as of December 31, 2015, and analyzing Broadridge expense universe Class A (net) expenses less any applicable 12b-1 fees) (“Broadridge Universe Expenses”). The Board also reviewed data comparing each share class’s total (net) operating expenses to the applicable Broadridge Universe Expenses. The Board noted that the expense limitations agreed to by DIMA were expected to help the Fund’s total (net) operating expenses remain competitive. The Board considered the Fund’s management fee rate as compared to fees charged by DIMA to comparable Deutsche U.S. registered funds (“Deutsche Funds”), noting that DIMA indicated that it does not provide services to any other comparable Deutsche Funds. The information requested by the Board as part of its review of fees and expenses also included information about institutional accounts (including any sub-advised funds and accounts) and funds offered primarily to European investors (“Deutsche Europe funds”) managed by Deutsche AM. The Board noted that DIMA indicated that Deutsche AM does not manage any institutional accounts or Deutsche Europe funds comparable to the Fund. The Board noted that DIMA agreed to reduce the Fund’s contractual management fee effective December 1, 2008.

On the basis of the information provided, the Board concluded that management fees were reasonable and appropriate in light of the nature, quality and extent of services provided by DIMA.

Profitability. The Board reviewed detailed information regarding revenues received by DIMA under the Agreement. The Board considered the estimated costs and pre-tax profits realized by DIMA from advising the Deutsche Funds, as well as estimates of the pre-tax profits attributable to managing the Fund in particular. The Board also received information regarding the estimated enterprise-wide profitability of DIMA and its affiliates with respect to all fund services in totality and by fund. The Board and the Fee Consultant reviewed DIMA’s methodology in allocating its costs to the management of the Fund. Based on the information provided, the Board concluded that the pre-tax profits realized by DIMA in connection with the management of the Fund were not unreasonable. The Board also reviewed certain publicly available information regarding the profitability of certain similar investment management firms. The

Board noted that while information regarding the profitability of such firms is limited (and in some cases is not necessarily prepared on a comparable basis), DIMA and its affiliates’ overall profitability with respect to the Deutsche Funds (after taking into account distribution and other services provided to the funds by DIMA and its affiliates) was lower than the overall profitability levels of most comparable firms for which such data was available.

Economies of Scale. The Board considered whether there are economies of scale with respect to the management of the Fund and whether the Fund benefits from any economies of scale. In this regard, the Board observed that while the Fund’s current investment management fee schedule does not include breakpoints, the Fund’s fee schedule represents an appropriate sharing between the Fund and DIMA of such economies of scale as may exist in the management of the Fund at current asset levels.

Other Benefits to DIMA and Its Affiliates. The Board also considered the character and amount of other incidental benefits received by DIMA and its affiliates, including any fees received by DIMA for administrative services provided to the Fund and any fees received by an affiliate of DIMA for distribution services. The Board also considered benefits to DIMA related to brokerage and soft-dollar allocations, including allocating brokerage to pay for research generated by parties other than the executing broker dealers, which pertain primarily to funds investing in equity securities, along with the incidental public relations benefits to DIMA related to Deutsche Funds advertising and cross-selling opportunities among DIMA products and services. The Board considered these benefits in reaching its conclusion that the Fund’s management fees were reasonable.

Compliance. The Board considered the significant attention and resources dedicated by DIMA to documenting and enhancing its compliance processes in recent years. The Board noted in particular (i) the experience, seniority and time commitment of the individuals serving as DIMA’s and the Fund’s chief compliance officers; (ii) the large number of DIMA compliance personnel; and (iii) the substantial commitment of resources by DIMA and its affiliates to compliance matters.

Based on all of the information considered and the conclusions reached, the Board unanimously determined that the continuation of the Agreement is in the best interests of the Fund. In making this determination, the Board did not give particular weight to any single factor identified above. The Board considered these factors over the course of numerous meetings, certain of which were in executive session with only the Independent Directors and counsel present. It is possible that individual Independent Directors may have weighed these factors differently in reaching their individual decisions to approve the continuation of the Agreement.

EXHIBIT I

Shares Outstanding as of February 13, 2018

Deutsche High Conviction Global Bond Fund

Class Shares Outstanding

Class A 1,290,268.65 Class C 150,251.82

Class S 5,946,627.71

EXHIBIT J

5% SHAREHOLDERS

(as of February 13, 2018)

No person is known by the Fund to own more than 5% of the outstanding shares of any class of the Fund, except as specified below.

Deutsche High Conviction Global Bond Fund

Class	Name and Address of Investor	Shares	Percentage of Class
A	Pershing LLC 1 Pershing Plaza Jersey City, NJ 07399-0001	110,580.965	9%
A	First Clearing LLC Special Custody Acct For the Exclusive Benefit of Customer 2801 Market Street St. Louis, MO 63101-2523	82,135.327	6%
A	National Financial Services LLC For Exclusive Benefit of Our Customers Attn Mutual Funds Dept – 4th Floor 499 Washington Blvd. Jersey City, NJ 07310-1995	73,702.492	6%
A	LPL Financial A/C xxxxxxxx 9785 Towne Centre Dr. San Diego, CA 92121-1968	67,721.780	5%
C	National Financial Services LLC For Exclusive Benefit of Our Customers Attn Mutual Funds Dept – 4th Floor 499 Washington Blvd. Jersey City, NJ 07310-1995	35,709.271	24%
C	Ascensus Trust Company FBO Robstan Group P.O. Box 10758 Fargo, ND 58106-0758	19,269.869	13%
C	Pershing LLC 1 Pershing Plaza Jersey City, NJ 07399-0001	18,885.474	13%
C	MLPF&S for the Sole Benefit of Its Customers Attn Fund Administration 4800 Deer Lake Drive East, 3rd Fl Jacksonville, FL 32246-6484	16,773.609	11%
C	First Clearing LLC Special Custody Acct For the Exclusive Benefit of Customer 2801 Market Street St. Louis, MO 63101-2523	8,820.448	6%

S	Charles Schwab& Co. Inc. Reinvest Account Attn Mutual Fund Dept 101 Montgomery Street San Francisco, CA 94104-4151	500,531.713	8%
S	National Financial Services LLC For Exclusive Benefit of Our Customers Attn Mutual Funds Dept – 4th Floor 499 Washington Blvd. Jersey City, NJ 07310-1995	385,542.395	6%

HCGB-IS

DEUTSCHE HIGH CONVICTION GLOBAL BOND FUND

(formerly Deutsche Enhanced Global Bond Fund)

A series of DEUTSCHE GLOBAL/INTERNATIONAL FUND, INC.

345 Park Avenue, New York, New York 10154

Telephone: 1-800-728-3337

IMPORTANT NOTICE OF INTERNET AVAILABILITY OF INFORMATION STATEMENT

This notice presents only an overview of the more complete Information Statement that is available to you on the internet relating to Deutsche High Conviction Global Bond Fund (formerly Deutsche Enhanced Global Bond Fund) (the “Fund”), a series of Deutsche Global/International Fund, Inc. We encourage you to access and review all of the information contained in the Information Statement. The Information Statement is purely for informational purposes. You are not being asked to vote or take action on any matter.

The following information is available to be viewed: Information Statement dated February 27, 2018

The Information Statement provides details of the recent addition of a sub-advisor for the Fund. The Board of Directors of the Fund (the “Board”) approved a new sub-advisory agreement on behalf of the Fund between Deutsche Investment Management Americas Inc. (“DIMA”) and Deutsche Asset Management International GmbH, an affiliate of DIMA and an indirect wholly-owned subsidiary of Deutsche Bank AG (“DeAMI”). DeAMI assumed day-to-day management of assets of the Fund, along with DIMA, on December 4, 2017.

DIMA and the Fund have received an exemptive order (the “Exemptive Order”) from the U.S. Securities and Exchange Commission that permits DIMA, subject to Board approval, to select sub-advisors to manage all or a portion of the assets of the Fund and to materially amend sub-advisory agreements with sub-advisors, each without obtaining shareholder approval. Under conditions of the Exemptive Order, shareholders of the Fund must be provided with relevant information about the new sub-advisors within ninety (90) days of the hiring of a new sub-advisor. The Exemptive Order permits the mailing of this Notice advising you of the online availability of the Information Statement.

The Information Statement will be available to review and print at the following website until at least May 29, 2018: https://www.deutschefunds.com/EN/resources/for-investors.jsp. A paper or e-mail copy of the Information Statement may be obtained, without charge, by contacting the Fund at 800-728-3337.

If you want to receive a paper or e-mail copy of the Information Statement, you must request one. There is no charge to you for requesting a copy.

In order to reduce the amount of mail you receive and to help reduce expenses, we generally send a single copy of this Notice of Internet Availability of Information Statement to each household, unless we receive contrary instructions from any shareholder at the household. If paper copies of the Information Statement are requested, we will send only one Information Statement to shareholders who share an address. If you would like to receive additional copies of the Information Statement please contact the Fund at 800-728-3337 or by writing to the Fund at 345 Park Avenue, New York, New York 10154.

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